Filed pursuant to Rule 424(b)(5)
Registration Statement No. 333-147547

Prospectus Supplement

(To Prospectus dated November 20, 2007)

694,444 Shares Common Stock $27.00 per Share

We are offering 694,444 shares of our common stock pursuant to this prospectus supplement and the accompanying prospectus.

Our common stock is listed on The NASDAQ Global Market under the symbol “PICO”. The last sale price as reported on The NASDAQ Global Market on June 9, 2009 was $27.97 per share.

Investing in our common stock involves risks. See “Risk factors” beginning on page S-2 of this prospectus supplement.

ThinkEquity LLC has agreed to act as the underwriter in connection with this offering. We have agreed to provide and pay to the underwriter the underwriting discounts and commissions set forth in the table below.

	Per Share	Total
Public offering price	$27.00	$18,749,988
Underwriting discounts and commissions	$1.35	$937,499
Proceeds, before expenses, to PICO Holdings, Inc.	$25.65	$17,812,489

ThinkEquity LLC expects to deliver the shares against payment in New York, New York on June 15, 2009.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

ThinkEquity LLC

June 9, 2009

Prospectus supplement

You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may be used only where it is legal to sell these securities. The information in this document may be accurate only on the date of this document.

i

About this prospectus

Unless stated otherwise, references in this prospectus supplement and the accompanying prospectus to “PICO,” “we,” “us,” or “our” refer to PICO Holdings, Inc., a California corporation, and its consolidated subsidiaries, unless we indicate otherwise.

This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering and also adds to and updates information contained in the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, you should rely on the information in this prospectus supplement. It is also important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents we have referred you to in the section entitled “Where you can find more information” below in this prospectus supplement. The information incorporated by reference is considered part of this prospectus supplement, and information we file later with the Securities and Exchange Commission, or the SEC, may automatically update and supersede this information.

The company

We are a diversified holding company. We seek to build and operate businesses where significant value can be created from the development of unique assets, and to acquire businesses which we identify as undervalued and where our management participation in operations can aid in the recognition of the businesses’ fair value, as well as create additional value. Our objective is to maximize long-term shareholder value. Our goal is to manage our operations to achieve a superior return on net assets over the long term, as opposed to short-term earnings. Our business is separated into four major operating segments:

•	Water Resource and Water Storage Operations;

•	Real Estate Operations;

•	Insurance Operations in “Run Off”; and

•	Corporate.

Currently our major consolidated subsidiaries are:

•

Vidler Water Company, Inc., a business that we started more than 11 years ago, which acquires and develops water resources and water storage operations in the southwestern United States, with assets in Nevada, Arizona, Idaho, California and Colorado;

•

Nevada Land & Resource Company, LLC, an operation that we built since we acquired the company more than 11 years ago, which owns approximately 440,000 acres of former railroad land in Nevada, and certain mineral rights and water rights related to the property;

•	UCP, LLC, a business we started in 2008, which acquires and develops partially-developed and finished residential housing lots in selected markets in California;

•	Physicians Insurance Company of Ohio, which is “running off” its medical professional liability insurance loss reserves; and

•	Citation Insurance Company, which is “running off” its property & casualty insurance and workers’ compensation loss reserves.

Risk factors

You should carefully consider the risks and uncertainties described under the heading “Risk factors” in our Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2008 before making an investment decision in our company. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us. All of these could adversely affect our business, financial condition, results of operations and cash flows and, thus, the value of an investment in our company.

Forward-looking statements

This prospectus supplement, the accompanying prospectus and the documents we have filed with the SEC that are incorporated herein by reference and that are referenced under the section entitled “Information incorporated by reference into this prospectus supplement” on page S-6 contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent our management’s judgment regarding future events and are based upon our current plans, expectations and projections about future events. However, such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These are risks that we think could cause our actual results to differ materially from expected or historical results. In many cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “plan,” “expect,” “anticipate,” “estimate,” “believe,” “predict,” “intend,” “potential,” “assume,” “seek,” or “continue” or the negative of these terms or other words of similar import, although some forward-looking statements are expressed differently. All statements, other than statements of historical fact, included in this prospectus supplement and the documents we have filed with the SEC that are incorporated herein by reference regarding our financial position, business strategy and plans or objectives for future operations are forward-looking statements. We cannot guarantee the accuracy of forward-looking statements, and you should be aware that results and events could differ materially and adversely from those contained in the forward-looking statements due to a number of factors, including:

•	our ability to develop and sell or lease water and water rights and changes in the market price of water;

•	business disruption due to natural disasters;

•	our concentration of water resources in a limited number of assets, primarily in Nevada and Arizona;

•	effects of competition or political opposition in the markets in which we operate;

•	demographic changes and general economic and business conditions, primarily in Nevada and Arizona;

•	changes in, or failure to comply with, existing governmental regulations, including environmental regulations;

•	our ability to successfully acquire and integrate new businesses and assets;

•	volatile fluctuations in our insurance reserves;

•	liability and other claims asserted against us;

•	ability to attract and retain qualified personnel;

•	availability and terms of capital; and

•	general economic conditions.

Forward-looking statements

All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements. Any or all of our forward-looking statements in this prospectus supplement, the accompanying prospectus and in the other documents we have filed with the SEC and that are incorporated in this prospectus supplement by reference and in any other public statements are subject to unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance or achievements. You should not place undue reliance on these forward-looking statements. We undertake no obligation to update any of these forward-looking statements, except as required by law, whether as a result of new information, future events or otherwise.

Use of proceeds

We intend to use the net proceeds from the sale of the securities in this offering for general corporate purposes, including working capital, capital expenditures or acquisition financing.

Underwriting

ThinkEquity LLC is acting as sole underwriter for the offering. Subject to the terms and conditions stated in the underwriting agreement dated as of the date of this prospectus supplement, the underwriter has agreed to purchase from us, and we have agreed to sell to the underwriter, 694,444 shares of our common stock.

The underwriting agreement provides that the obligations of the underwriter to purchase the shares included in this offering are subject to approval of legal matters by its counsel, including the validity of the shares, and to other conditions contained in the underwriting agreement, such as the receipt by the underwriter of officers’ certificates and legal opinions. The underwriter is obligated to purchase all the shares if it purchases any of the shares.

The underwriter has advised us that it proposes initially to offer the shares to the public at $27.00 per share. If all the shares are not sold at the initial offering price, the underwriter may change the offering price and other selling terms.

Subject to certain exceptions, we have agreed that we will not, directly or indirectly, take any of the following actions with respect to our common stock or any securities convertible into or exchangeable or exercisable for any of our common stock: (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of such common stock or securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase such common stock or securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of such common stock or securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in such common stock or securities within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, or (v) file with the SEC a registration statement under the Securities Act of 1933, as amended, relating to such common stock or securities, or publicly disclose the intention to take any such action, without, in each case, the prior written consent of the underwriter, for 90 days after June 4, 2009 or such earlier date that the underwriter consents to in writing.

Subject to certain exceptions, each of our officers and directors have agreed not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any common stock or securities convertible into or exchangeable or exercisable for any common stock, enter into a transaction which would have the same effect, or

Underwriting

enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of common stock, whether any such transaction is to be settled by delivery of common stock or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of the underwriter, for a period of 90 days after June 4, 2009, which we refer to as the 90-day lock-up period. In addition, each of our officers and directors have agreed that, without the prior written consent of the underwriter, such officer or director will not, during the 90-day lock-up period, make any demand for or exercise any right with respect to, the registration of any common stock or any security convertible into or exercisable or exchangeable for common stock.

Notwithstanding the foregoing, if (1) during the last 17 days of the initial 90-day lock-up period, we release earnings results or material news or a material event relating to us occurs or (2) prior to the expiration of the initial 90-day lock-up period, we announce that we will release earnings results during the 16-day period beginning on the last day of the initial 90-day lock-up period, then in each case the 90-day lock-up period for us and our officers and directors will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless the underwriter waives, in writing, such extension, provided further, that if at the time of any such release or announcement, we qualify as a company with “actively traded securities” as defined in Rule 101(c)(1) of Regulation M under the Exchange Act, clauses (1) and (2) shall not apply.

Our common stock trades on the NASDAQ Global Market under the symbol “PICO”.

We are paying the underwriter underwriting discounts and commissions of $1.35 per share and $937,499 total in connection with this offering.

In connection with the offering, the underwriter may purchase and sell shares of our common stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of shares of our common stock in excess of the number of shares to be purchased by the underwriter in this offering, which creates a syndicate short position. Transactions to close out the syndicate short positions involve purchases of the common stock in the open market after the distribution has been completed. Stabilizing transactions consist of various bids for or purchases of shares of our common stock in the open market prior to the completion of the offering.

Any of these activities may have the effect of preventing or retarding a decline in the market price of the common stock. They may also cause the price of the common stock to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriter may conduct these transactions on the NASDAQ Global Market or in the over-the-counter market, or otherwise. If the underwriter commences any of these transactions, it may discontinue them at any time.

In connection with the offering, the underwriter may engage in passive market making transactions in the common stock on the NASDAQ Global Market in accordance with Rule 103 of Regulation M under the Exchange Act during the period before the commencement of offers or sales of common stock and extending through the completion of distribution. A passive market maker must display its bids at a price not in excess of the highest independent bid of the security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must be lowered when specified purchase limits are exceeded.

We estimate that our portion of the total expenses of this offering, not including the underwriting discounts and commissions, will be approximately $50,000.

Underwriting

A prospectus supplement in electronic format may be made available by the underwriter on a website maintained by a third party vendor or by the underwriter. Other than the prospectus supplement in electronic format, the information on such website is not part of the prospectus supplement.

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriter may be required to make because of any of those liabilities.

The underwriter has either provided investment banking services to us in the past or may do so in the future. It receives customary fees and commissions for these services.

Legal matters

Certain legal matters will be passed upon for us by O’Melveny & Myers LLP, Los Angeles, California. Goodwin Procter LLP, New York, New York, is acting as counsel for the underwriter in connection with certain legal matters relating to this offering.

Where you can find more information

We file annual, quarterly and special reports, proxy statements and other information with the SEC. In addition, we have filed with the SEC a registration statement on Form S-3, of which the accompanying prospectus is a part, under the Securities Act with respect to the securities offered hereby. You may read and copy any document that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E. Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to you free of charge at the SEC’s web site at http://www.sec.gov. Our Internet home page is located at http://www.picoholdings.com. However, the information in, or that can be accessed through, our home page is not part of, or incorporated into, this prospectus supplement or the accompanying prospectus and should not be relied upon in making a decision of whether or not to invest in our common stock.

Information incorporated by reference into this prospectus supplement

The SEC allows us to “incorporate by reference” the information we file with it. This means that we can disclose important information to you without setting it out in this prospectus supplement, by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede previously filed information, including information contained in this document. In addition, to the extent information contained in this prospectus supplement is in conflict with that set forth in the accompanying prospectus or incorporated by reference into the accompanying prospectus, the information in this prospectus supplement shall govern. Our SEC file number for all documents filed under the Exchange Act is 033-36383. We incorporate by reference the documents listed below, as well as any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until this offering is complete (other than those portions of such documents that have been furnished rather than filed in accordance with the applicable rules and regulations promulgated by the SEC):

•

our Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the Commission on March 2, 2009 (as amended by Amendment No. 1 to our Annual Report on Form 10-K/A filed on May 13, 2009), including certain information incorporated by reference therein from our Definitive Proxy Statement for our 2009 Annual Meeting of Stockholders filed with the Commission on March 25, 2009;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2009;

•	our Current Reports on Form 8-K filed on March 9, 2009, April 7, 2009, May 19, 2009 and June 5, 2009; and

•	our description of capital stock contained in our Form 8-K filed with the Commission on November 20, 2007, including any amendment or report filed for the purpose of updating such description.

You may request a copy of the information incorporated by reference into this prospectus supplement and the accompanying prospectus, but not delivered herewith, at no cost, by writing or telephoning us at the following address:

Damian C. Georgino

Executive Vice President—Corporate Development & Chief Legal Officer

PICO Holdings, Inc.

875 Prospect Street, Suite 301

La Jolla, California 92037

(858) 456-6022

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus supplement and the accompanying prospectus.

PROSPECTUS

$400,000,000

PICO Holdings, Inc.

Debt Securities

Common Stock

Warrants

We may from time to time sell any combination of debt securities, common stock and warrants described in this prospectus in one or more offerings. The aggregate initial offering price of all securities sold under this prospectus will not exceed $400,000,000.

This prospectus provides a general description of the securities we may offer. Each time we sell securities we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.

Our common stock is traded on The NASDAQ Global Market under the symbol “PICO.” On November 19, 2007, the closing price of our common stock on The NASDAQ Global Market was  $39.01.

See “Risk Factors” beginning on page 3 for information you should consider before buying these securities.

Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

We may offer and sell these securities directly to purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.

The date of this prospectus is November 20, 2007.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission utilizing a “shelf” registration process. Under this shelf process, we may offer any combination of securities described in this prospectus in one or more offerings, up to a total dollar amount of $400,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, process and terms of the offered securities. The prospectus supplement may also add, update or change the information contained in this prospectus. You should read carefully both this prospectus and any prospectus supplement together with additional information described below under the heading “Where You Can Find More Information.”

We have not authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities sold on a later date.

ABOUT PICO HOLDINGS, INC.

We are a diversified holding company. We seek to build and operate businesses where significant value can be created from the development of unique assets, and to acquire businesses which we identify as undervalued and where our management participation in operations can allow us to realize the business’s fair value, as well as create additional value.

Our objective is to maximize long-term shareholder value. We manage our operations to achieve a superior return on net assets over the long term, as opposed to short-term earnings.

Our business is separated into four reporting segments:

•	Water Resource and Water Storage Operations;

•	Real Estate Operations;

•	Business Acquisitions & Financing Operations (which contains businesses, interests in businesses, and other parent company assets); and

•	Insurance Operations in “Run Off”.

Each of our segments is discussed in greater detail in the information incorporated by reference into this prospectus.

Currently our major consolidated subsidiaries are:

•

Vidler Water Company, Inc., a business which we started more than 10 years ago, which acquires and develops water resources and water storage operations in the southwestern United States, with assets in Nevada, Arizona, California, Colorado and Idaho;

•

Nevada Land & Resource Company, LLC, an operation that we built since we acquired the company more than 10 years ago, which owns approximately 493,000 acres of land in Nevada, and certain mineral rights and water rights related to the property;

•	Physicians Insurance Company of Ohio, which is “running off” its medical professional liability insurance loss reserves;

•	Citation Insurance Company, which is “running off” its historic property & casualty insurance and workers’ compensation loss reserves; and

•

Global Equity AG, which holds our interest in Jungfraubahn Holding AG. Jungfraubahn Holding is a Swiss public company that operates railway and related tourism and transport activities in the Swiss Alps. Jungfraubahn Holding’s shares trade on the SWZ Swiss Exchange.

The address of our main office is 875 Prospect Street, Suite 301, La Jolla, California 92037-4264, and our telephone number is (858) 456-6022.

We were incorporated in 1981 and began operations in 1982. The company was known as Citation Insurance Group until a reverse merger with Physicians Insurance Company of Ohio on November 20, 1996. After the reverse merger, the former shareholders of Physicians Insurance Company of Ohio owned approximately 80% of Citation Insurance Group, the board of directors and management of Physicians Insurance Company of Ohio replaced their Citation Insurance Group counterparts, and Citation Insurance Group changed its name to PICO Holdings, Inc. You should be aware that some data on Bloomberg and other information services pre-dating the reverse merger relates to the old Citation Insurance Group only, and does not reflect the performance of Physicians Insurance Company of Ohio prior to that merger.

RISK FACTORS

You should carefully consider the risks and uncertainties described under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, as amended by our Form 10-K/A filed on April 12, 2007, and our Quarterly Report on Form 10-Q for the nine months ended September 30, 2007 before making an investment decision in our company. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us. All of these could adversely affect our business, financial condition, results of operations and cash flows and, thus, the value of an investment in our company.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus, any prospectus supplement and the documents we incorporate by reference into this prospectus and any prospectus supplement, including without limitation, statements containing the words “believes,” “anticipates,” “intends,” “expects,” “assumes,” “seeks,” “plans,” “may,” “will” and similar expressions, constitute “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform of 1995. Forward-looking statements are based upon our current plans, expectations and projections about future events. However, such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These are risks that we think could cause our actual results to differ materially from expected or historical results. Such factors include, among others, the following:

•	our ability to develop and sell or lease water and water rights and changes in the market price of water;

•	business disruption due to natural disasters;

•	our concentration of water resources in a limited number of assets, primarily in Nevada and Arizona;

•	effects of competition or political opposition in the markets in which we operate;

•	demographic changes and general economic and business conditions, primarily in Nevada and Arizona;

•	changes in, or failure to comply with, existing governmental regulations, including environmental regulations;

•	our ability to successfully acquire and integrate new businesses and assets;

•	volatile fluctuations in our insurance reserves;

•	liability and other claims asserted against us;

•	ability to attract and retain qualified personnel; and

•	availability and terms of capital.

From time to time, we also may provide oral or written forward-looking statements in other materials we release to the public. Forward-looking statements are only predictions that provide our current expectations or forecasts of future events. Any or all of our forward-looking statements in this prospectus and in any other public statements are subject to unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance or achievements. You should not place undue reliance on these forward-looking statements.

We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law. You are advised, however, to consult any further disclosures we make on related subjects in our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2007, June 30, 2007 and September 30, 2007, Annual Report on Form 10-K for the year ended December 31, 2006, as amended by our Form 10-K/A filed on April 12, 2007, and Current Reports on Form 8-K as may be updated from time to time by future filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Investment in our securities involves a high degree of risk. You should consider carefully the risk factors described above, those described under “Risk Factors,” as well as other information in this prospectus and the prospectus supplement before purchasing any of our securities. Each of these risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

USE OF PROCEEDS

Unless we indicate otherwise in the applicable prospectus supplement, we anticipate to use net proceeds for general corporate purposes, including property and business acquisitions, repayment of amounts under our subsidiary’s bank borrowings, capital expenditures and working capital requirements. We will set forth in the prospectus supplement our intended use for the net proceeds received from the sale of any securities.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges.

	Fiscal Year Ended December 31,					Nine Months Ended September 30,
	2002	2003	2004	2005	2006	2006	2007
Ratio of earnings to fixed charges (1)	4.94x	—	—	57.11x	102.10x	106.47x	—

(1)	“Earnings” is calculated as pre-tax income (loss) from continuing operations before minority interest plus fixed charges less interest capitalized. “Fixed charges” consists of the sum of interest expensed, interest capitalized and estimated interest within rental expense. Our earnings were insufficient to cover fixed charges by $10,488,000 and $13,159,000 for the years ended December 31, 2003 and 2004, respectively, and by $4,030,000 for the quarter ended September 30, 2007.

DESCRIPTION OF CAPITAL STOCK

General

This prospectus describes the general terms of our capital stock. For a more detailed description of these securities, you should read the applicable provisions of California law and our Amended and Restated Articles of Incorporation and our Amended and Restated By-Laws. When we offer to sell a particular series of these securities, we will describe the specific terms of the series in a supplement to this prospectus. Accordingly, for a description of the terms of any series of securities, you must refer to both the prospectus supplement relating to that series and the description of the securities described in this prospectus. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

Under our Amended and Restated Articles of Incorporation, we are authorized to issue up to 100,000,000 shares of common stock, par value $0.001 per share. As of November 15, 2007, there were 18,833,737 shares of common stock outstanding, excluding 3,218,408 shares of common stock held by our subsidiaries.

Common Stock

Voting

For all matters submitted to a vote of shareholders, each holder of common stock is entitled to one vote for each share registered in the shareholder’s name. Cumulative voting for the election of directors is specifically authorized by our By-laws. Under cumulative voting for the election of directors, upon a proper and timely request by a shareholder, each shareholder is entitled to cast a number of votes equal to the number of shares held multiplied by the number of directors to be elected. The votes may be cast for one or more candidates. Thus, under cumulative voting, a majority of the outstanding shares will not necessarily be able to elect all of the directors, and minority shareholders may be entitled to greater voting power with respect to election of directors than if cumulative voting did not apply.

Dividends

Holders of common stock are entitled to share ratably in any dividends declared by our board of directors. Dividends consisting of shares of common stock may be paid to holders of shares of common stock or cash. We have never declared or paid cash dividends on our common stock. We do not intend to pay cash dividends in the foreseeable future.

Liquidation and Dissolution

If we are liquidated or dissolve, the holders of our common stock will be entitled to share ratably in all the assets that remain after we pay our liabilities.

Other Rights and Restrictions

Holders of our common stock do not have preemptive rights, and they have no right to convert their common stock into any other securities. Our common stock is not subject to redemption by us. Our Amended and Restated Articles of Incorporation and By-laws do not restrict the ability of a holder of common stock to transfer the shareholder’s shares of common stock. When we issue shares of common stock under this prospectus, the shares will be fully paid and non-assessable and will not have, or be subject to, any preemptive or similar rights.

Listing

Our common stock is listed on The Nasdaq Global Market under the symbol “PICO.” On November 19, 2007, the closing price of our common on The Nasdaq Global Market was $39.01 per share. As of November 15, 2007 we had approximately 603 shareholders of record.

Transfer Agent and Registrar

Computershare Trust Company, N.A. has been appointed as the transfer agent and registrar for our common stock.

Effects of Authorized but Unissued Stock

We have shares of common stock available for future issuance without shareholder approval, subject to any limitations imposed by the listing standards of The Nasdaq Global Market. We may utilize these additional shares for a variety of corporate purposes, including for future public offerings to raise additional capital or facilitate corporate acquisitions. The existence of unissued and unreserved common stock may enable our board of directors to issue shares to persons friendly to current management.

ANTI-TAKEOVER EFFECTS OF OUR CHARTER DOCUMENTS

Amended and Restated Articles of Incorporation and By-law Provisions

Special Meeting Requirements

Our By-laws provide that special meetings of shareholders may be called at the request of our board of directors, the chairman of our board of directors, the president, or one or more shareholders entitled to cast not less than one-tenth of the votes at that meeting.

Advance Notice Requirement

Our By-laws establish an advance notice procedure for shareholder proposals to be brought before an annual meeting of shareholders, including proposed nominations of persons for election to the board of directors. Shareholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a shareholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary or other appropriate officer of the shareholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying until the next shareholder meeting shareholder actions that are favored by the holders of a majority of our outstanding voting securities.

Indemnification

Our Amended and Restated Articles of Incorporation, as amended, and By-laws provide that we may indemnify officers and directors for certain acts in excess of indemnification otherwise permitted by Section 317 of the California Corporate Code.

The above provisions may deter a hostile takeover or delay a change in control or management of us.

DESCRIPTION OF DEBT SECURITIES

The debt securities will be issued under an indenture between us and a trustee that we will name in a prospectus supplement.

The following is a summary of the material provisions of the form of indenture and the debt securities. This summary is not complete. We have filed the form of indenture with the SEC as an exhibit to the registration statement which includes this prospectus, and you should read the indenture for the provisions that may be important to you. In this description of debt securities, the words “PICO,” “we,” “us” or “our” refer only to PICO and not to any subsidiary.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our Board of Directors and set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture. Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement.

The prospectus supplement will set forth:

•	the offering price of the debt securities;

•	the title of the debt securities;

•	the total principal amount of the debt securities;

•	any limit on the aggregate principal amount;

•	the person who shall be entitled to receive interest, if other than the record holder on the record date;

•	the date the principal will be payable;

•	the interest rate or rates, if any, the date interest will accrue, the interest payment dates and the regular record dates;

•	the place where payments may be made;

•	any mandatory or optional redemption provisions;

•	if applicable, the method for determining how the principal, premium, if any, or interest will be calculated by reference to an index or formula;

•

if other than U.S. currency, the currency or currency units in which principal, premium, if any, or interest will be payable and whether we or the holder may elect payment to be made in a different currency;

•	the portion of the principal amount that will be payable upon acceleration of stated maturity, if other than the entire principal amount;

•	any defeasance provisions if different from those described below under “Satisfaction and Discharge; Defeasance;”

•	any conversion or exchange provisions;

•	any obligation to redeem or purchase the debt securities pursuant to a sinking fund;

•	whether the debt securities will be issuable in the form of a global security;

•	any ranking or subordination provisions as may apply;

•	the name and office of any trustee other than that signing the Indenture;

•	any guarantees and provisions related to guarantees;

•	any deletions of, or changes or additions to, the events of default or covenants; and

•	any other specific terms of such debt securities.

Unless otherwise specified in the prospectus supplement:

•	the debt securities will be registered debt securities; and

•	registered debt securities denominated in U.S. dollars will be issued in denominations of $1,000 or an integral multiple of $1,000.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates.

Exchange and Transfer

Debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by us.

We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

In the event of any potential redemption of debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange, any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of, or exchange, any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

We may initially appoint the trustee as the security registrar. Any transfer agent, in addition to the security registrar, initially designated by us will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Global Securities

The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

•	be registered in the name of a depositary that we will identify in a prospectus supplement;

•	be deposited with the depositary or nominee or custodian; and

•	bear any required legends.

No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

•	the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary and no successor depositary has been appointed;

•	we determine that the debt securities will no longer be represented by a global note;

•	the depositary has requested us to exchange certain debt securities following the request of a beneficial owner seeking to exercise or enforce its rights under the debt securities; or

•	any other circumstances described in a prospectus supplement.

As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indenture. Except in the above limited circumstances, owners of beneficial interests in a global security:

•	will not be entitled to have the debt securities registered in their names;

•	will not be entitled to physical delivery of certificated debt securities; and

•	will not be considered to be holders of those debt securities under the indenture.

Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.

Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or any participant, with respect to interests of persons held by participants on their behalf.

Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary.

The depositary policies and procedures may change from time to time. Neither we nor the trustee will have any responsibility or liability for the depositary’s or any participant’s records with respect to beneficial interests in a global security.

Payment and Paying Agent

The provisions of this paragraph will apply to the debt securities unless otherwise indicated in the prospectus supplement. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder. The corporate trust office will be designated as our sole paying agent.

We may also name any other paying agents in the prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for payment on any debt security which remain unclaimed at the end of two years after such payment was due will be repaid to us. Thereafter, the holder may look only to us for such payment.

Consolidation, Merger and Sale of Assets

Except as otherwise set forth in the prospectus supplement, we may consolidate or merge with or into any other person, or have any other person merge with and into us, or sell our assets as, or substantially as, an entirety to any person, or otherwise; provided, however, that

(a) in case of any such consolidation or merger the corporation resulting from such consolidation or any person other than us into which such merger shall be made shall succeed to and be substituted for us with the same effect as if it has been named herein as a party hereto and shall become liable and be bound for, and shall expressly assume, by a supplemental indenture hereto, executed and delivered to the trustee, the due and punctual payment of the principal of, premium, if any, and interest, if any, on all the debt securities of each series, if any, appertaining thereto and the performance and observance of each and every covenant and condition of the indenture that are to be performed or observed by us,

(b) as a condition of any such sale of our assets as, or substantially as, an entirety, the person to which such assets shall be sold shall

(i) expressly assume the due and punctual payment of the principal of, premium, if any, and interest, if any, on all the debt securities of each series, if any, appertaining thereto and the performance and observance of all the covenants and conditions of the indenture that are to be performed or observed by us and

(ii) simultaneously with the delivery to it of the conveyances or instruments of transfer of such assets, execute and deliver to the trustee a supplemental indenture thereto, in form satisfactory to the trustee, whereby such purchasing person shall so assume the due and punctual payment of the principal of, premium, if any, and interest, if any, on all the debt securities of each series and the performance and observance of each and every covenant and condition of the indenture that are to be performed or observed by us, to the same extent that we are bound and liable,

(c) either we are the continuing corporation or the successor corporation is a corporation or limited liability company organized under the laws of the United States of America or any state thereof or the District of Columbia, and

(d) we are not, or such successor corporation is not, immediately after such merger, consolidation or sale, in default in the performance of any obligations under the indenture.

Events of Default

Unless we inform you otherwise in the prospectus supplement, the indenture will define an event of default with respect to any series of debt securities as one or more of the following events:

(1)	failure to pay principal of, or any premium on, any debt security of that series when due;

(2)	failure to pay any interest on any debt security of that series for 30 days when due;

(3)	failure to deposit any sinking fund payment within 30 days of when due;

(4)	failure to perform any other covenant in the indenture continued for 60 days after being given the notice required in the indenture;

(5)	our bankruptcy, insolvency or reorganization; and

(6)	any other event of default specified in the prospectus supplement.

An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.

If an event of default, other than an event of default described in clause (5) above, shall occur and be continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series to be due and payable immediately.

If an event of default described in clause (5) above shall occur, the principal amount of all the debt securities of that series will automatically become immediately due and payable.

After acceleration the holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal and accrued interest, or other specified amount, have been cured or waived.

Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee reasonable indemnity. Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

A holder will not have any right to institute any proceeding under the indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the indenture, unless:

(1) the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;

(2) the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request and have offered reasonable indemnity to the trustee to institute the proceeding; and

(3) the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 60 days after the original request.

Holders may, however, sue to enforce the payment of principal, premium, if any, or interest on any debt security on or after the due date or to enforce the right, if any, to convert any debt security without following the procedures listed in (1) through (3) above.

We will furnish the trustee an annual statement by our officers as to whether or not we are in default in the performance of the indenture and, if so, specifying all known defaults.

Modification and Waiver

Except as provided in the next two succeeding paragraphs, we and the trustee may make modifications and amendments to the indenture (including, without limitation, through consents obtained in connection with a purchase of, or tender offer or exchange offer for, outstanding securities) and may waive any existing default or event of default (including, without limitation, through consents obtained in connection with a purchase of, or tender offer or exchange offer for, outstanding securities) with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the modification or amendment.

However, neither we nor the trustee may make any modification or amendment without the consent of the holder of each outstanding security of that series affected by the modification or amendment if such modification or amendment would:

•	change the stated maturity of any debt security;

•	reduce the principal, premium, if any, or interest on any debt security;

•	reduce the principal of an original issue discount security or any other debt security payable on acceleration of maturity;

•	reduce the percent in principal amount of holders of any debt security required to consent to a supplemental indenture or waiver of default or event of default;

•	change the place of payment where a debt security or interest on a debt security is payable;

•	change the currency in which any debt security is payable; or

•	impair the right to enforce any payment due to the holder.

Notwithstanding the preceding, without the consent of any holder of outstanding securities, we and the trustee may amend or supplement the indenture:

•	to cure any ambiguity, defect or inconsistency;

•	to provide for uncertificated securities in addition to, or in place of, certificated securities;

•	to provide for the assumption of our obligations to holders of any debt security in the case of a merger or consolidation or sale of all or substantially all of our assets;

•	to make any change that would provide any additional rights or benefits to the holders of securities or that does not adversely affect the legal rights under the indenture of any such holders;

•	to comply with requirements of the SEC in order to effect or maintain the qualification of an indenture under the Trust Indenture Act;

•	to conform the text of the indenture to any provision of the “Description of Debt Securities”;

•	to provide for the forms or terms of debt securities in accordance with the limitations set forth in the indenture;

•	to add additional events of default;

•

to provide for the issuance of debt securities in coupon form and to provide for the exchangeability of those debt securities with securities of the same series in fully registered form, making all appropriate changes as necessary;

•

to provide that bearer debt securities may be registrable as to principal, to change or eliminate any restrictions on payment of principal or premium on registered debt securities or on principal, premium or interest on bearer debt securities, or to allow for the exchange of registered debt securities for bearer debt securities, subject to certain limitations;

•	to provide for the appointment of a successor or separate trustee;

•	to add guarantees or to secure any series of debt securities; or

•	to amend or eliminate any provision of the indenture to the extent that no debt security then outstanding is entitled to the benefit of that provision.

The consent of holders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Satisfaction and Discharge; Defeasance

We may be discharged from our obligations on the debt securities of any series that have matured or will mature or be redeemed within one year if we deposit with the trustee enough cash to pay all the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities.

The indenture contains a provision that permits us to elect:

•	to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding (“legal defeasance”); or

•

to be released from our obligations under the consolidation, merger and sale of assets covenant and other specified covenants and the related events of default resulting from a breach of these covenants (“covenant defeasance”).

To make either of the above elections, we must deposit in trust with the trustee enough money to pay in full the principal, interest and any premium on the debt securities. This amount may be made in cash and/or U.S. government obligations. As a condition to either of the above elections, we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for Federal income tax purposes as a result of the action.

If any of the above events occurs, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for the rights of holders to receive payments on debt securities or the registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

Notices

Notices to holders will be given by mail to the addresses of the holders in the security register.

Governing Law

The indenture, any supplemental indenture and the debt securities will be governed by, and construed under, the law of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Regarding the Trustee

The indenture limits the right of the trustee, should it become a creditor of us, to obtain payment of claims or secure its claims.

The trustee is permitted to engage in certain other transactions. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which they are trustee, the trustee must eliminate the conflict or resign.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities or common stock. We may issue warrants independently or together with any other securities offered by any prospectus supplement, and warrants may be attached to or separate from the other offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into by us with a warrant agent. The warrant agent will act solely as our agent in connection with the series of warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of the warrants. Further terms of the warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, terms and number of shares of debt securities or common stock purchasable upon exercise of the warrants;

•	the designation and terms of the offered securities, if any, with which the warrants are issued and the number of the warrants issued with each offered security;

•	the date, if any, on and after which the warrants and the related debt securities or common stock will be separately transferable;

•	the price at which each share of debt securities or common stock purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which that right shall expire;

•	the minimum or maximum amount of the warrants which may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	a discussion of certain federal income tax considerations; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus from time to time. Registration of the securities covered by this prospectus does not mean, however, that those securities will necessarily be offered or sold.

We may sell the securities separately or together:

•	through one or more underwriters or dealers in a public offering and sale by them;

•	directly to investors; or

•	through agents.

We may sell the securities from time to time:

•	in one or more transactions at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the times of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We will describe the method of distribution of the securities and the terms of the offering in the prospectus supplement.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities being distributed if they purchase any of the securities.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or other persons to solicit offers by certain institutions to purchase offered securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date or dates. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchasers under any delayed delivery contract will not be subject to any conditions except:

•	the purchase of the offered securities must not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject; and

•	if the offered securities are also being sold to underwriters, we will have sold to the underwriters the offered securities not sold for delayed delivery.

The underwriters, dealers and other persons will not have any responsibility for the validity or performance of these contracts. The prospectus supplement relating to the contracts will set forth the price to be paid for securities under the contracts, the commission payable for solicitation of the contracts and the date or dates in the future for delivery of offered securities under the contracts.

Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

We may grant underwriters who participate in the distribution of securities an option to purchase additional securities in connection with the distribution.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers, as their agents in connection with the sale of securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement will identify any such underwriter, dealer or agent and describe any compensation received by them from us. In no event will the aggregate discounts, concessions and commissions to any underwriters, dealers or agents exceed eight percent of the gross proceeds. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Shares of our common stock are listed on the Nasdaq Global Market. Unless otherwise specified in the related prospectus supplement, all securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriter may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We may apply to list any series of debt securities or warrants on an exchange, but we are not obligated to do so. Therefore, there may not be liquidity or a trading market for any series of securities.

In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

Underwriters, dealers or agents who may become involved in the sale of our securities may engage in transactions with and perform other services for us in the ordinary course of their business for which they receive compensation.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by O’Melveny & Myers LLP.

EXPERTS

The financial statements and management’s report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which reports (1) express an unqualified opinion on the financial statements and include an explanatory paragraph relating to a change in the method of accounting for share-based payment as required by Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, effective January 1, 2006, (2) express an unqualified opinion on management’s assessment regarding the effectiveness of internal control over financial reporting, and (3) express an unqualified opinion on the effectiveness of internal control over financial reporting), which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

We file annual, quarterly and current reports, proxy statements and other information with the United States Securities and Exchange Commission, which we refer to as the Commission or the SEC. You can inspect and copy these reports, proxy statements and other information at the Commission’s public reference facility at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference facility. The Commission also maintains a web site at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants such as us that file electronically with the Commission.

This prospectus constitutes part of a registration statement on Form S-3 filed under the United States Securities Act of 1933, as amended, or the Securities Act, with respect to the securities being offered. As permitted by the Commission’s rules, this prospectus omits some of the information, exhibits and undertakings included in the registration statement. You may read and copy the information omitted from this prospectus but contained in the registration statement, as well as the periodic reports and other information we file with the Commission, at the public reference facilities maintained by the Commission in Washington, D.C.

Incorporation by Reference

The Commission allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the Commission will automatically update, modify and supersede this information. We incorporate by reference the following documents we have filed with the Commission pursuant to the Exchange Act:

•	our annual report on Form 10-K for the fiscal year ended December 31, 2006 (as amended by our Form 10-K/A, filed on April 12, 2007);

•	our quarterly reports on Form 10-Q for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007;

•	our current reports on Form 8-K filed with the Commission on March 2, 2007, May 9, 2007, June 5, 2007, November 5, 2007 and November 20, 2007; and

•	our description of capital stock contained in our Form 8-K filed with the Commission on November 20, 2007, including any amendment or report filed for the purpose of updating such description.

All documents filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before we stop offering the securities under this prospectus (other than current reports deemed furnished and not filed) shall also be deemed to be incorporated by reference and will automatically update information in this prospectus.

Any statements made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of the information incorporated by reference into this prospectus, but not delivered herewith, at no cost, by writing or telephoning us at the following address:

Damian C. Georgino

Executive Vice President—Corporate Development & Chief Legal Officer

PICO Holdings, Inc.

875 Prospect Street, Suite 301

La Jolla, California 92037

(858) 456-6022

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus.